UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_________________________

FORM 8-K
_________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 17, 2009

TEXAS INDUSTRIES, INC.
(Exact name of Registrant as specified in its charter)

Delaware	1-4887	75-0832210
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1341 West Mockingbird Lane Dallas, Texas		75247
(Address of principal executive offices)		(Zip Code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

□   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

On August 17, 2009, TXI Operations, LP (“TXI”), a wholly owned subsidiary of Texas Industries, Inc. (the “Company”), entered into Contract Amendment No. 1 (the “Construction Contract Amendment”) to amend a construction contract signed September 21, 2007 with AMEC-Zachry Contractors (the “Contractor”), a joint venture between Zachry Construction Corporation, now known as Zachry Industrial, Inc., and AMEC E&C Services, Inc.  In the Construction Contract Amendment, the parties changed the terms of the original contract governing the construction of a new 3,850 short tons per day cement manufacturing facility in Hunter, Texas to allow work to be halted prior to the original completion date of the facility, address terms such as the duration of applicable warranties and resolve matters that arose during construction.  When TXI wishes to recommence and complete work on the new facility, the Construction Contract Amendment allows TXI to seek bids from any parties it chooses, including affiliates of the original Contractor.

A copy of the Construction Contract Amendment is attached as Exhibit 10.1 hereto and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Texas Industries, Inc.

By:	/s/ Frederick G. Anderson
Frederick G. Anderson
Vice President and General Counsel

Date:	August 21, 2009

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Contract Amendment No. 1, executed August 17, 2009, between TXI Operations, LP and Amec-Zachry Contractors for the Hunter Cement Plant, New Braunfels, Texas.